Exhibit 99.1

BLACKROCK TCP CAPITAL CORP. ANNOUNCES THIRD QUARTER 2022 FINANCIAL RESULTS INCLUDING NET INVESTMENT INCOME OF $0.42 PER SHARE; INCREASES DIVIDEND TO $0.32 PER SHARE; 42 CONSECUTIVE QUARTERS OF DIVIDEND COVERAGE

SANTA MONICA, Calif., November 3, 2022 - BlackRock TCP Capital Corp. (“we,” “us,” “our,” “TCPC” or the “Company”), a business development company (NASDAQ: TCPC), today announced its financial results for the third quarter ended September 30, 2022 and filed its Form 10-Q with the U.S. Securities and Exchange Commission.

FINANCIAL HIGHLIGHTS

•
Net investment income for the quarter ended September 30, 2022 was $24.4 million, or $0.42 per share on a diluted basis, which exceeded the dividend of $0.30 per share paid on September 30, 2022.
•
Net increase/(decrease) in net assets from operations for the quarter ended September 30, 2022 was $26.2 million, or $0.45 per share, compared to $(0.1) million, or $0.00 per share, for the quarter ended June 30, 2022. Net increase in net assets from operations for the nine months ended September 30, 2022 was $38.6 million, or $0.67 per share. The change quarter-over-quarter primarily reflects an increase in interest income due to the increase in LIBOR/SOFR rates as well as net realized and unrealized gains on the portfolio during the third quarter.
•
Net asset value per share was $14.12 at September 30, 2022 compared to $13.97 at June 30, 2022, an increase of 1.1%.
•
Total acquisitions during the quarter ended September 30, 2022 were $48.3 million and total dispositions were $170.4 million.
•
The credit quality of our portfolio remains strong, and no non-accruals were added during the third quarter. As of September 30, 2022, loans on non-accrual status represented 0.3% of the portfolio at fair value and 0.5% at cost.
•
On November 3, 2022, our board of directors declared a fourth quarter dividend of $0.32 per share, an increase of $0.02 per share, payable on December 30, 2022 to stockholders of record as of the close of business on December 16, 2022.

“We again produced strong net investment income, building on the earnings momentum we generated through the first half of 2022. Given our team’s deep experience across cycles and our ability to capitalize on the power of the BlackRock platform, we are well positioned to navigate the current uncertain market environment,” said Rajneesh Vig, BlackRock TCP Capital Corp. Chairman and CEO. “Our investment portfolio grew to an all-time high 132 companies in the quarter, creating further diversity, while we maintained disciplined underwriting practices and excellent credit quality. We had no new non-accruals in the quarter, a testament to our underwriting discipline. “Additionally, we are getting a solid boost from rising interest rates as 95% of our debt investments are floating rate, giving us added confidence in our ability to continue delivering solid risk-adjusted returns for our shareholders,” Vig added.

PORTFOLIO AND INVESTMENT ACTIVITY

As of September 30, 2022, our investment portfolio consisted of debt and equity positions in 132 portfolio companies with a total fair value of approximately $1.7 billion, 86.8% of which was senior secured debt. 73.3% of the total portfolio was first lien. Equity positions, which include equity interests in diversified portfolios of debt and lease assets, represented approximately 12.9% of the portfolio. 94.5% of our debt investments were floating rate, 89.0% of which had interest rate floors.

As of September 30, 2022, the weighted average annual effective yield of our debt portfolio was approximately 11.3%(1) and the weighted average annual effective yield of our total portfolio was approximately 10.5%, compared with 9.8% and 9.2%, respectively, as of June 20, 2022. Debt investments in two portfolio companies were on non-accrual status as of September 30, 2022, representing 0.3% of the portfolio at fair value and 0.5% at cost.

During the three months ended September 30, 2022, we invested approximately $48.3 million, primarily in 17 investments, comprised of 14 new and 3 existing portfolio companies. Of these investments, $47.3 million, or 98.0% of total acquisitions, was in senior secured loans and $1.0 million, or 2.0% of total acquisitions, was comprised primarily of equity investments. Additionally, we received approximately $170.4 million in proceeds from sales or repayments of investments during the three months ended September 30, 2022. New investments during the quarter had a weighted average effective yield of 11.3%. Investments we exited had a weighted average effective yield of 9.9%. We expect to continue to invest in senior secured loans, bonds and subordinated debt, as well as select equity investments, to obtain a high level of current income, with an emphasis on principal protection.

As of September 30, 2022, total assets were $1.8 billion, net assets were $815.9 million and net asset value per share was $14.12, as compared to $1.9 billion, $807.0 million, and $13.97 per share, respectively, as of June 30, 2022.

CONSOLIDATED RESULTS OF OPERATIONS

Total investment income for the three months ended September 30, 2022 was approximately $48.2 million, or $0.83 per share. Investment income for the three months ended September 30, 2022 included $0.06 per share from prepayment premiums and related accelerated original issue discount and exit fee amortization, $0.03 per share from recurring original issue discount and exit fee amortization, $0.03 per share from interest income paid in kind, $0.03 per share in dividend income and $0.01 per share of other income. This reflects our policy of recording interest income, adjusted for amortization of premiums and discounts, on an accrual basis. Origination, structuring, closing, commitment, and similar upfront fees received in connection with the outlay of capital are generally amortized into interest income over the life of the respective debt investment.

Total operating expenses for the three months ended September 30, 2022 were approximately $23.8 million, or $0.41 per share, including interest and other debt expenses of $10.2 million, or $0.18 per share, and incentive compensation from net investment income of $5.2 million, or $0.09 per share. Excluding incentive compensation, interest and other debt expenses, annualized third quarter expenses were 4.1% of average net assets.

Net investment income for the three months ended September 30, 2022 was approximately $24.4 million, or $0.42 per share. Net realized gains for the three months ended September 30, 2022 were $0.3 million, or $0.00 per share. Net unrealized gains for the three months ended September 30, 2022 were $1.6 million, or $0.03 per share. The change in net unrealized appreciation (depreciation) for the three months ended September 30, 2022 was primarily driven by an $18.8 million unrealized gain on our investment in 36th Street Capital and a $3.3 million in reversal of previous unrealized losses from the disposition of our investment in JUUL, partially offset by $5.9 million in unrealized losses from AutoAlert and $2.0 million in unrealized losses on Aventiv Technologies, as well as unrealized losses across the portfolio from widening market spreads. Net increase in net assets resulting from operations for the three months ended September 30, 2022 was $26.2 million, or $0.45 per share.

__________________________

(1) Weighted average annual effective yield includes amortization of deferred debt origination and end-of-term fees and accretion of original issue discount, but excludes market discount and any prepayment and make-whole fee income. The weighted average effective yield on our debt portfolio excludes any debt investments that are distressed or on non-accrual status.

LIQUIDITY AND CAPITAL RESOURCES

As of September 30, 2022, available liquidity was approximately $351.3 million, comprised of approximately $245.8 million in available capacity under our leverage program, $105.8 million in cash and cash equivalents, and $(0.3) million in net outstanding settlements of investments purchased.

The combined weighted-average interest rate on debt outstanding at September 30, 2022 was 3.41%.

Total debt outstanding at September 30, 2022 was as follows:

	Maturity	Rate		Carrying Value (1)	Available	Total Capacity
Operating Facility	2026	L+1.75%	(2)	$164,236,900	$135,763,100	$300,000,000	(3)
Funding Facility II	2025	L+2.00%	(4)	100,000,000	100,000,000	200,000,000	(5)
SBA Debentures	2024−2031	2.52%	(6)	150,000,000	10,000,000	160,000,000
2024 Notes ($250 million par)	2024	3.900%		248,851,602	—	248,851,602
2026 Notes ($325 million par)	2026	2.850%		326,269,255	—	326,269,255
Total leverage				989,357,757	$245,763,100	$1,235,120,857
Unamortized issuance costs				(5,485,224)
Debt, net of unamortized issuance costs				$983,872,533

(1)
Except for the 2024 Notes and the 2026 Notes, all carrying values are the same as the principal amounts outstanding.
(2)
As of September 30, 2022, $7.2 million of the outstanding amount bore interest at a rate of EURIBOR + 2.00%.
(3)
Operating Facility includes a $100.0 million accordion which allows for expansion of the facility to up to $400.0 million subject to consent from the lender and other customary conditions.
(4)
Subject to certain funding requirements.
(5)
Funding Facility II includes a $50.0 million accordion which allows for expansion of the facility to up to $250.0 million subject to consent from the lender and other customary conditions.
(6)
Weighted-average interest rate, excluding fees of 0.35% or 0.36%.

On October 27, 2022, our board of directors re-approved our stock repurchase plan to acquire up to $50.0 million in the aggregate of our common stock at prices at certain thresholds below our net asset value per share, in accordance with the guidelines specified in Rule 10b-18 and Rule 10b5-1 of the Securities Exchange Act of 1934. During the three months ended September 30, 2022, no shares were repurchased.

RECENT DEVELOPMENTS

On November 3, 2022, our board of directors declared a fourth quarter dividend of $0.32 per share payable on December 30, 2022 to stockholders of record as of the close of business on December 16, 2022.

On October 27, 2022, our Company’s board of directors appointed Karen L. Leets as an independent director to the Board effective October 27, 2022. The Board concurrently increased the size of the Board from six to seven members. Ms. Leets was appointed to the Audit and Governance and Compensation committees of the Board. Ms. Leets is Senior Vice President and Treasurer of Baxter International, Inc.

CONFERENCE CALL AND WEBCAST

BlackRock TCP Capital Corp. will host a conference call on Thursday, November 3, 2022 at 1:00 p.m. Eastern Time (10:00 a.m. Pacific Time) to discuss its financial results. All interested parties are invited to participate in the conference call by dialing (833) 927-1758; international callers should dial (929) 526-1599. All participants should reference the access code 245054. For a slide presentation that we intend to refer to on the earnings conference call, please visit the Investor Relations section of our website (www.tcpcapital.com) and click on the Third Quarter 2022 Investor Presentation under Events and Presentations. The conference call will be webcast simultaneously in the investor relations section of our website at http://investors.tcpcapital.com/. An archived replay of the call will be available approximately two hours after the live call, through November 10, 2022. For the replay, please visit https://investors.tcpcapital.com/events-and-presentations or dial (866) 813-9403. For international replay, please dial (929) 458-6194. For all replays, please reference access code 042044.

BlackRock TCP Capital Corp.

Consolidated Statements of Assets and Liabilities

	September 30, 2022	December 31, 2021
	(unaudited)
Assets
Investments, at fair value:
Non-controlled, non-affiliated investments (cost of $1,483,889,360 and $1,637,897,868, respectively)	$1,461,125,186	$1,638,843,507
Non-controlled, affiliated investments (cost of $36,517,346 and $37,457,524, respectively)	87,055,666	97,207,404
Controlled investments (cost of $148,360,500 and $146,247,518, respectively)	130,694,300	105,087,211
Total investments (cost of $1,668,767,206 and $1,821,602,910, respectively)	1,678,875,152	1,841,138,122

Cash and cash equivalents	105,794,529	19,552,273
Interest, dividends and fees receivable	19,309,247	20,061,104
Deferred debt issuance costs	3,897,039	4,786,736
Receivable for investments sold	234,473	6,024,981
Prepaid expenses and other assets	3,612,258	2,666,111
Total assets	1,811,722,698	1,894,229,327

Liabilities
Debt (net of deferred issuance costs of $5,485,224 and $6,878,110, respectively)	983,872,533	1,012,461,340
Incentive fees payable	5,173,948	3,742,443
Interest and debt related payables	3,462,483	10,863,683
Reimbursements due to the Advisor	1,146,601	942,094
Payable for investments purchased	457,500	28,994,390
Management fees payable	—	6,304,176
Accrued expenses and other liabilities	1,696,731	1,464,565
Total liabilities	995,809,796	1,064,772,691

Commitments and contingencies (Note 5)

Net assets	$815,912,902	$829,456,636

Composition of net assets applicable to common shareholders
Common stock, $0.001 par value; 200,000,000 shares authorized, 57,767,264 and 57,767,264 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	$57,767	$57,767
Paid-in capital in excess of par	963,100,315	966,409,911
Distributable earnings (loss)	(147,245,180)	(137,011,042)
Total net assets	815,912,902	829,456,636
Total liabilities and net assets	$1,811,722,698	$1,894,229,327

Net assets per share	$14.12	$14.36

BlackRock TCP Capital Corp.

Consolidated Statements of Operations (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Investment income
Interest income (excluding PIK):
Non-controlled, non-affiliated investments	$42,027,715	$37,697,276	$116,673,959	$108,621,535
Non-controlled, affiliated investments	38,543	33,840	105,586	93,408
Controlled investments	1,970,246	1,645,938	5,706,085	4,970,757
PIK income:
Non-controlled, non-affiliated investments	2,061,595	1,165,160	5,146,491	3,459,791
Dividend income:
Non-controlled, non-affiliated investments	278,321	64,136	765,404	1,062,258
Non-controlled, affiliated investments	597,715	1,227,706	1,741,419	4,052,293
Controlled investments	855,124	623,218	3,419,023	1,768,119
Other income:
Non-controlled, non-affiliated investments	331,420	190,329	657,153	401,483
Non-controlled, affiliated investments	45,650	68,475	97,503	1,095,019
Total investment income	48,206,329	42,716,078	134,312,623	125,524,663

Operating expenses
Interest and other debt expenses	10,167,966	10,518,017	28,882,380	31,336,260
Management fees	6,629,270	6,769,543	19,903,163	19,138,476
Incentive fees	5,173,948	4,744,532	13,876,038	13,984,436
Administrative expenses	403,355	407,669	1,324,450	1,376,473
Professional fees	386,531	506,071	1,366,919	1,376,331
Director fees	287,541	220,786	746,654	765,986
Insurance expense	146,566	149,839	508,688	434,839
Custody fees	80,659	97,676	241,181	241,867
Other operating expenses	539,026	610,350	2,047,545	1,969,828
Total operating expenses	23,814,862	24,024,483	68,897,018	70,624,496

Net investment income	24,391,467	18,691,595	65,415,605	54,900,167

Realized and unrealized gain (loss) on investments and foreign currency
Net realized gain (loss):
Non-controlled, non-affiliated investments	133,449	2,856,902	(29,235,313)	4,699,586
Non-controlled, affiliated investments	124,191	5,068,545	11,172,439	6,096,601
Controlled investments	—	—	(124,801)	—
Net realized gain (loss)	257,640	7,925,447	(18,187,675)	10,796,187

Net change in unrealized appreciation (depreciation):
Non-controlled, non-affiliated investments	(15,273,883)	2,187,483	(23,435,906)	6,486,904
Non-controlled, affiliated investments	(1,568,147)	(9,608,818)	(8,726,239)	38,933,146
Controlled investments	18,431,930	(2,092,739)	23,494,107	(3,702,063)
Net change in unrealized appreciation (depreciation)	1,589,900	(9,514,074)	(8,668,038)	41,717,987

Net realized and unrealized gain (loss)	1,847,540	(1,588,627)	(26,855,713)	52,514,174

Realized loss on extinguishment of debt	—	(6,206,289)	—	(6,206,289)

Net increase (decrease) in net assets resulting from operations	$26,239,007	$10,896,679	$38,559,892	$101,208,052

Basic and diluted earnings (loss) per share	$0.45	$0.19	$0.67	$1.75

Basic and diluted weighted average common shares outstanding	57,767,264	57,767,264	57,767,264	57,767,264

ABOUT BLACKROCK TCP CAPITAL CORP.

BlackRock TCP Capital Corp. (NASDAQ: TCPC) is a specialty finance company focused on direct lending to middle-market companies as well as small businesses. TCPC lends primarily to companies with established market positions, strong regional or national operations, differentiated products and services and sustainable competitive advantages, investing across industries in which it has significant knowledge and expertise. TCPC’s investment objective is to achieve high total returns through current income and capital appreciation, with an emphasis on principal protection. TCPC is a publicly-traded business development company, or BDC, regulated under the Investment Company Act of 1940 and is externally managed by its advisor, a wholly-owned, indirect subsidiary of BlackRock, Inc. For more information, visit www.tcpcapital.com.

FORWARD-LOOKING STATEMENTS

Prospective investors considering an investment in BlackRock TCP Capital Corp. should consider the investment objectives, risks and expenses of the company carefully before investing. This information and other information about the company are available in the company’s filings with the Securities and Exchange Commission (“SEC”). Copies are available on the SEC’s website at www.sec.gov and the company’s website at www.tcpcapital.com. Prospective investors should read these materials carefully before investing.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, changes in general economic conditions or changes in the conditions of the industries in which the company makes investments, risks associated with the availability and terms of financing, changes in interest rates, availability of transactions, and regulatory changes. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in the “Risk Factors” section of the company’s Form 10-K for the year ended December 31, 2021, and the company’s subsequent periodic filings with the SEC. Copies are available on the SEC’s website at www.sec.gov and the company’s website at www.tcpcapital.com. Forward-looking statements are made as of the date of this press release and are subject to change without notice. The company has no duty and does not undertake any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.

SOURCE:

BlackRock TCP Capital Corp.

CONTACT

BlackRock TCP Capital Corp.

Katie McGlynn

310-566-1094

investor.relations@tcpcapital.com